UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2010

Lighting Science Group Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition.

On November 2, 2010, Lighting Science Group Corporation (the “Company”) will make a presentation concerning its business to analysts and other interested parties at the Lazard Capital Markets LED Day in New York, NY. The presentation will contain information about the Company and will also disclose certain information relating to the Company’s results of operations, including, among other things, that the Company recorded revenue of approximately $15.1 million during the three months ended September 30, 2010, had a backlog of approximately $15.5 million at September 30, 2010, and, consisting of the latest available information, a backlog of approximately $18.2 million at October 29, 2010. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the written presentation is also available on the Investor Relations section of the Company’s website at http://lsgc.com/.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

As disclosed under Item 2.02, on November 2, 2010, the Company will make a presentation concerning its business to analysts and other interested parties at the Lazard Capital Markets LED Day in New York, NY. The presentation will contain information about the Company and will also disclose certain information relating to the Company’s results of operations for the quarter ended September 30, 2010. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the written presentation is also available on the Investor Relations section of the Company’s website at http://lsgc.com/.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibit

99.1	Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: November 1, 2010	By:	/s/ ZACHARY S. GIBLER
	Name:	Zachary S. Gibler
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Presentation Materials.